UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 2, 2015

PDL BioPharma, Inc.

(Exact name of Company as specified in its charter)

000-19756
(Commission File Number)

Delaware	94-3023969
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

932 Southwood Boulevard
Incline Village, Nevada 89451
(Address of principal executive offices, with zip code)

(775) 832-8500
(Company’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

PDL BioPharma, Inc. acknowledges receipt of $133.7 million in notable cash payments from November 1, 2015 through December 1, 2015. PDL does not typically report individual payments such as these, but given the interest relating to some of these payments, the company decided to disclose them.

The payments include the following:

•	a $14.0 million royalty payment received from Biogen Idec, Inc. for royalties due from the Queen et al. patent license.

•	a $104.9 million royalty payment received from Genentech, Inc. for royalties due from the Queen et al. patent license.

•	a $5.3 million royalty payment for Glumetza for the month of October received from Valeant Pharmaceuticals International, Inc.

•	a $9.5 million payment from kaléo, Inc. for note payments, which included $4.6 million in principal and $4.9 million in interest payment due.

On December 2, 2015, the Company issued a press release announcing the receipt of the payments. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDL BIOPHARMA, INC.
(Company)

By:	/s/ Peter S. Garcia
Peter S. Garcia
Vice President and Chief Financial Officer

Dated: December 2, 2015

Exhibit Index

Exhibit No.	Description
99.1	Press Release